EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ADC Therapeutics SA of our report dated March 17, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in ADC Therapeutics SA’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
June 30, 2022